Exhibit 99

Form Last Updated by the NYSE on April 28, 2006

NYSE Regulation

Domestic Company
Section 303A
Annual CEO Certification

As the Chief Executive Officer of CSX Corporation (CSX), and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE's corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed on Exhibit H to the Company's Domestic Company Section 303A Annual Written Affirmation.

This certification is:

            [x]         Without qualification

                                                or

            [   ]         With qualification

By:  /s/ MICHAEL J. WARD

Print Name:  Michael J. Ward

Title:  Chairman, President and Chief Executive Officer

Date:  Oct 23, 2008

Note: THE NYSE WILL NOT ACCEPT IF RETYPED, MODIFIED OR IF ANY TEXT IS DELETED. If you have any questions regarding applicability to your Company's circumstances, please call the Corporate Governance department prior to submission.

Date Submitted: Jul 25, 2008